[DESCRIPTION]EXHIBIT 23(i) CONSENT OF INDEPENDENT AUDITORS


                       Exhibit 23(i)

                 CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Florida East Coast Industries, Inc.

We consent to the use of our reports incorporated herein by reference.



                                       KPMG LLP


Jacksonville, Florida
April 15, 1999